Exhibit 99.2

European ETC Business

of ETF Securities Limited

Management Report and Audited

Financial Statements

For the Financial Years Ended

31 December 2015, 2016 & 2017

European ETC Business of ETF Securities Limited Contents

Management Report

General Information	1-2

Management Responsibilities	3

Independent Auditors’ Report	4-5

Financial Statements

Statement of Profit or Loss and Other Comprehensive Income	6

Statement of Financial Position	7

Statement of Cash Flows	8

Statement of Changes in Net Parent Investment	9

Notes to the Financial Statements	10-36

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European ETC Business of ETF Securities Limited General Information

ETF Securities Limited and its subsidiaries specialise in the development and issuance of exchange-traded products (“ETPs”). ETPs are transparent securities issued by open-ended investment vehicles and traded on exchanges. They are designed to ensure the price of the securities issued tracks the performance of the underlying commodity, index or currency while providing market liquidity for the investor. ETPs typically are not actively managed, are significantly lower in cost when compared to actively managed mutual funds and are easily accessible to investors. As a result, ETPs have grown rapidly in recent years, particularly when compared to more traditional investment products such as mutual funds.

ETPs include the following types of products:

•	Exchange-traded commodities (“ETCs”) which track the performance of commodities either by holding the underlying physical commodity or tracking futures prices;
•	Exchanged-traded funds which track equity, bond and other indices; and
•	Exchange-traded currencies and other exchange-traded products, which track the performance of currencies or other underlying investments.

The business model is to establish new trading platforms to allow investors to gain exposure to different asset classes. These are based on special purpose entities (referred to as “Issuers”). The Issuers are established and incorporated as companies and offer listed securities (“Securities”) that are traded on various stock exchanges.

The European element of ETF Securities Limited’s ETC business (the “European ETC Business”) acts as the manager for the following Issuers:

•	Gold Bullion Securities Limited is the issuer of 1 physically backed gold security;
•	ETFS Metal Securities Limited is the issuer of 6 physically backed precious metal securities;
•	ETFS Hedged Metal Securities Limited is the issuer of 2 physically backed hedged precious metal securities;
•	ETFS Commodity Securities Limited is the issuer of over 100 commodity securities;
•	ETFS Hedged Commodity Securities Limited is the issuer of 36 hedged commodity securities;
•	Swiss Commodity Securities Limited is the issuer of 28 hedged commodity securities;
•	ETFS Oil Securities Limited is the issuer of 9 energy securities;
•	ETFS Foreign Exchange Limited is the issuer of over 100 currency securities; and
•	ETFS Equity Securities Limited is the issuer of 12 equity securities.

No trading or management of futures contracts is required of the Issuers because the Issuers enter into arrangements to acquire an equivalent asset exposure to the underlying assets from a third party, which fully hedges the exposure of each Issuer. The purpose of the Issuers is to provide a vehicle that permits trading of the Securities, not to make gains from trading in the underlying assets themselves.

The European ETC Business generates revenues from management fees charged to the Issuers for the provision of management services - pursuant to the terms of the securities issued, the European ETC Business is entitled to:

(1)

Management and Licence fees which are calculated by applying a fixed percentage (as set out in each Security prospectus) to the contractual value of the Issuers’ Securities in issue on a daily basis; and

(2)	Creation and Redemption fees on the issue and redemption of the Issuers’ Securities.

No creation or redemption fees are payable when investors trade in the ETPs on a listed market such as the London Stock Exchange.

For each of the years presented in these financial statements, the European ETC Business was managed by the ETF Securities Leadership team (“Management”):

•	Graham Tuckwell (Founder and Chairman of ETF Securities Limited);
•	Joseph Roxburgh (CFO of ETF Securities Limited); and
•	Mark Weeks (CEO of ETF Securities (UK) Limited).

European ETC Business of ETF Securities Limited General Information (Continued)

Description of these financial statements

These financial statements (the “Combined and Carve-Out Financial Statements”), which comprise the Combined and Carve-Out Statements of Profit or Loss and Other Comprehensive Income, Financial Position, Cash Flows, and Changes in Net Parent Investment for the years ended 31 December 2015 to 2017 and related notes, have been prepared in order to report the financial performance of the European ETC Business separately from the rest of the ETF Securities Limited business. Management believes the financial information reflects the assets, liabilities, income, expenses and cash flows associated with the European ETC Business and reflects the economic activity associated with the functions that would be necessary to operate independently. However, as the European ETC Business did not operate as a stand-alone entity during those periods, the financial information may not be indicative of the European ETC Business’s future performance and does not necessarily reflect what its results of operations, financial position, and cash flows would have been had the European ETC Business operated as a separate entity apart from the ETF Securities Limited group during those periods.

The Combined and Carve-Out Financial Statements have been prepared on the basis of the accounting policies set out in note 1.

European ETC Business of ETF Securities Limited Management Responsibilities

Management are responsible for preparing the Combined and Carve-Out Financial Statements of the European ETC Business in accordance with the accounting policies set out in note 1.

Management must not approve the Combined and Carve-Out Financial Statements unless they are satisfied that they have been properly prepared. In preparing the Combined and Carve-Out Financial Statements, management are required to:

•	select suitable accounting policies and then apply them consistently;
•	make judgements and estimates that are reasonable and prudent;
•	state whether applicable accounting standards have been followed, subject to any material departures being disclosed and explained in the Combined and Carve-Out Financial Statements;
•	assess the ability of the European ETC Business to continue as a going concern, disclosing, as applicable, matters related to going concern; and
•	use the going concern basis of accounting unless management either intend to liquidate the European ETC Business or to cease operations, or have no realistic alternative but to do so.

Management are responsible for keeping adequate accounting records that are sufficient to show and explain the transactions of the European ETC Business and disclose with reasonable accuracy at any time the financial position of the European ETC Business and enable them to ensure that the Combined and Carve-Out Financial Statements have been prepared in accordance with the accounting policies stated. They have a general responsibility for taking such steps as are reasonably open to them to safeguard the assets of the European ETC Business and to prevent and detect fraud and other irregularities.

Independent Auditors’ Report

The Board of Directors

ETF Securities Limited

Report on the Combined and Carve-out Financial Statements of

the European ETC Business of ETF Securities Limited

We have audited the accompanying combined and carve-out financial statements (the “financial statements”) of the European ETC business of ETF Securities Limited (the “European ETC Business”), which comprise the combined and carve-out statements of financial position as of 31 December 2017, 2016 and 2015, and the related combined and carve-out statements of profit or loss and other comprehensive income, cash flows, and changes in net parent investment for the years then ended, and related notes to the financial statements.

Management’s Responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the business’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the business’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Independent Auditors’ Report

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the European ETC Business as of 31 December 2017, 2016 and 2015, and its financial performance and its cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Emphasis of Matter

As described in Note 1 to the combined and carve-out financial statements, the financial statements have been prepared to reflect the financial position and performance of the European ETC Business as if it were a stand-alone entity for the years ended 31 December 2017, 2016 and 2015. The European ETC Business was not a stand-alone entity for the years ended 31 December 2017, 2016 and 2015 and therefore, the financial statements do not necessarily reflect the financial position, financial performance, changes in net parent investment, and cash flows of the European ETC Business had the business operated as a stand-alone business, and may not form a reliable basis for the evaluation of the future financial performance or position of the European ETC Business.

KPMG Channel Islands Limited

Chartered Accountants

St Helier, Jersey

26 April 2018

European ETC Business of ETF Securities Limited Combined and Carve-Out Statement of Profit or Loss and Other Comprehensive Income

	Notes	Year Ended 31/12/2017 £000s	Year Ended 31/12/2016 £000s	Year Ended 31/12/2015 £000s

Revenue	3	63,234	55,065	41,771

Service Fees	3	5,691	3,830	5,547

Expenses	3	(35,087)	(32,975)	(25,145)

		33,838	25,920	22,173

Finance Charge	4	(9,186)	(8,549)	(7,162)
Revaluation and Foreign Exchange Differences	5	(1,699)	(21,524)	5,461

Profit / (Loss) Before Tax		22,953	(4,153)	20,472

Tax	9	(379)	(692)	(83)

Profit / (Loss) After Tax		22,574	(4,845)	20,389

Total Comprehensive Result and Other Comprehensive Income		22,574	(4,845)	20,389

All the items dealt with in arriving at the results for the years ended 31 December 2017, 2016 and 2015 relate to continuing operations. The notes on pages 10 to 36 form a part of these Combined and Carve-Out Financial Statements.

European ETC Business of ETF Securities Limited Combined and Carve-Out Statement of Financial Position

	Notes	As at 31/12/2017 £000s	As at 31/12/2016 £000s	As at 31/12/2015 £000s
Assets
Non-current Assets
Investments	10	101	101	101
Intangible Asset	11	35,633	35,633	35,633
Property, Plant and Equipment	15	143	81	141
Deferred Tax	9	110	193	110

		35,987	36,008	35,985

Current Assets
Cash and Cash Equivalents		15,001	20,811	11,788
Bullion Held		105	103	688
Trade and Other Receivables	13	9,277	7,921	5,679

		24,383	28,835	18,155

Total Assets		60,370	64,843	54,140

Current Liabilities
Trade and Other Payables	14	11,527	16,896	7,617
Deferred Consideration	12	5,880	5,769	4,408

		17,407	22,665	12,025

Long Term Liabilities
Subordinated Loan	19	1,500	950	950
Deferred Consideration	12	91,237	89,588	68,132

		92,737	90,538	69,082

Net Parent Investment		(49,774)	(48,360)	(26,967)

Total Liabilities and Equity		60,370	64,843	54,140

The notes on pages 10 to 36 form a part of these financial statements.

The Combined and Carve-Out Financial Statements on pages 6 to 36 were approved and were signed on 26 April 2018 by:

Graham Tuckwell

Chairman, ETF Securities Limited

Joseph Roxburgh

Chief Financial Officer, ETF Securities Limited

Mark Weeks

Chief Executive Officer, ETF Securities (UK) Limited

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European ETC Business of ETF Securities Limited Combined and Carve-Out Statement of Cash Flows

	Notes	Year Ended 31/12/2017 £000s	Year Ended 31/12/2016 £000s	Year Ended 31/12/2015 £000s
Net Cash Flow From Operating Activities Before Changes in Operating Assets and Liabilities[1]	20a	(2,246)	(5,791)	(406)

Changes in Operating Assets and Liabilities
Increase in Receivables		(6,060)	3,977	(4,610)
Increase / (Decrease) in Payables		(739)	3,123	(1,601)
Cash Realised in Respect of Bullion[1]	20b	27,458	22,922	15,601

		18,413	24,231	8,984

Income Tax Paid		(1,240)	(52)	(210)

Net Cash Flow from Operating Activities		17,173	24,179	8,774

Cash Flow From Investing Activities
Payments for Property, Plant and Equipment	15	(144)	(41)	(30)

Net Cash Flow from Investing Activities		(144)	(41)	(30)

Cash Flow From Financing Activities
Movement in Net Parent Investment		(23,988)	(16,548)	(12,156)
Subordinated Loan drawndown	19	550	-	-

Net Cash Flow from Financing Activities		(23,438)	(16,548)	(12,156)

Net Increase / (Decrease) in Cash and Cash Equivalents		(6,409)	7,590	(3,412)
Effects of Foreign Exchange Rate Changes		599	1,433	251
Cash and Cash Equivalents at the Beginning of the Year		20,811	11,788	14,949

Cash and Cash Equivalents at the End of the Year		15,001	20,811	11,788

The notes on pages 10 to 36 form a part of these financial statements.

1 There are non-cash transactions as detailed in note 20.

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European ETC Business of ETF Securities Limited Combined and Carve-Out Statement of Changes in Net Parent Investment

Total Net Parent Investment £000s

Balance at 1 January 2015	(35,200)

Movement in Net Parent Investment	(12,156)
Total Comprehensive Income	20,389

Balance at 31 December 2015	(26,967)

Balance at 1 January 2016	(26,967)

Movement in Net Parent Investment	(16,548)
Total Comprehensive Loss	(4,845)

Balance at 31 December 2016	(48,360)

Balance at 1 January 2017	(48,360)

Movement in Net Parent Investment	(23,988)
Total Comprehensive Income	22,574

Balance at 31 December 2017	(49,774)

The notes on pages 10 to 36 form a part of these Combined and Carve-Out Financial Statements.

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European ETC Business of ETF Securities Limited Notes to the Combined and Carve-Out Financial Statements

1.	Accounting Policies

The principal accounting policies are described below.

Basis of Preparation of Financial Statements

The purpose of these financial statements (the “Combined and Carve-Out Financial Statements”) is to report the historical financial information and performance of the European ETC Business separately from the rest of the ETF Securities Limited group. The Combined and Carve-Out Financial Statements present only the historical financial information of the European ETC Business that has been acquired by WisdomTree Investments, Inc (“WisdomTree”), comprising certain assets, liabilities, revenues, expenses and cash flows associated with the European ETC Business that are reported within entities of the ETF Securities Limited group, together with the following entities which were acquired:

•	ETFS Management Company (Jersey) Limited;
•	ETF Securities (UK) Limited; and
•	ETFS Holdings (Jersey) Limited (collectively the “Acquired Entities”).

During the periods presented within these Combined and Carve-Out Financial Statements, the European ETC Business functioned as part of the larger group of companies controlled by ETF Securities Limited, and accordingly, a process has been completed to combine and carve-out the Acquired Entities together with other assets, liabilities, revenues, expenses and cash flows associated with the European ETC Business in preparing the Combined and Carve-Out Financial Statements.

The Acquired Entities presented in these Combined and Carve-Out Financial Statements do not form a consolidation group, therefore the Combined and Carve-Out Financial Statements have been derived from the aggregation of the individual company financial statements of the Acquired Entities. All intra-company balances, income, expenses and unrealized gains and losses arising from transactions between the Acquired Entities were eliminated when preparing the Combined and Carve-Out Financial Statements. Transactions with other ETF Securities Limited group entities have been disclosed as transactions with related parties.

The legal structure was not considered the key factor in determining the perimeter of the Combined and Carve-Out Financial Statements, but rather the basis of the economic activities. As a result:

•

identifiable assets, liabilities, revenues, and expenses that were not related to the European ETC Business have been excluded, specifically those balances related to the Australian business of the ETF Securities Limited group, which was included within the individual company financial statements of ETFS Management Company (Jersey) Limited, but which has not been acquired by WisdomTree; and

•

identifiable assets, liabilities, revenues and expenses that were related to the European ETC Business but recorded elsewhere in the ETF Securities Limited group have been included, specifically those balances related to the deferred consideration (note 12), licence contributions (note 3), and loyalty payments (note 3).

The Combined and Carve-Out Financial Statements have been prepared under the historical cost convention, as modified by the revaluation of metal bullion and certain financial assets and financial liabilities held at fair value through profit or loss, together with changes required to revalue the provision for deferred consideration to fair value which are recorded through profit or loss. The Combined and Carve-Out Financial Statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations issued by the International Financial Reporting Interpretations Committee of the IASB.

Management believes the basis of preparation described above results in the financial information reflecting the assets, liabilities, income, expenses and cash flows associated with the European ETC Business and reflects the economic activity associated with its functions that would be necessary to operate independently. However, as the European ETC Business did not operate as a stand-alone entity during those periods, the financial information may not be indicative of the European ETC Business’s future performance and does not necessarily reflect what its results of operations, financial position, and cash flows would have been had the European ETC Business operated as a separate entity apart from the ETF Securities Limited group during those periods.

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European ETC Business of ETF Securities Limited Notes to the Combined and Carve-Out Financial Statements (Continued)

1.	Accounting Policies (continued)

Basis of Preparation of Financial Statements (continued)

The key judgements applied by Management in preparing these Combined and Carve-Out Financial Statements are disclosed in note 2.

Accounting Standards

(a)	Standards, amendments and interpretations adopted in the year:

In preparing the Combined and Carve-Out Financial Statements, Management have adopted all new or revised Standards and Interpretations, including:

For the Year ended 31 December 2017:

•	IAS 12 Income Taxes
•	IAS 7 Statement of Cash Flows – Disclosure Initiative
•	Annual Improvements to IFRS (including IFRS 12 Disclosure of Interest in Other Entities)

For the Year ended 31 December 2016:

•	IAS 1 Presentation of Financial Statements – Disclosure Initiative
•	IFRS 10 Consolidated Financial Statements, IFRS 12 Disclosure of Interest in Other Entities and IAS 28 Investments in Associates and Joint Ventures – Applying the Consolidation Exception
•	IFRS 11 Joint Arrangements – Accounting for Acquisitions of Interests in Joint Operations
•	IFRS 14 Regulatory Deferral Accounts
•	IAS 16 Property, Plant and Equipment and IAS 38 Intangible Assets – Clarification of Acceptable Methods of Depreciation and Amortisation
•	IAS 16 Property, Plant and Equipment and IAS 41 Agriculture – Agriculture: Bearer Plants
•	IAS 27 Separate Financial Statements – Equity Method in Separate Financial Statements
•	Annual Improvements to IFRS, including the following standards:
•	IFRS 5 Non-current Assets Held for Sale and Discontinued Operations
•	IFRS 7 Financial Instruments: Disclosures
•	IAS 19 Employee Benefits
•	IAS 34 Interim Financial Reporting

For the Year ended 31 December 2015:

•	IAS 19 Employee Benefits

Of those Standards and Interpretations adopted, none resulted in any significant effect on these Combined and Carve-Out Financial Statements.

(b)	New and revised IFRSs in issue but not yet effective:

Management have not applied the following new and revised IFRSs that have been issued but are not yet effective:

IFRS 9 Financial Instruments (as amended in 2014) (effective for annual periods beginning on or after 1 January 2018)

A finalised version of IFRS 9 which contains accounting requirements for financial instruments, replacing IAS 39 Financial Instruments: Recognition and Measurement.

The standard contains requirements in the following areas:

•

Classification and measurement. Financial assets are classified by reference to the business model within which they are held and their contractual cash flow characteristics. Introduces a ‘fair value through other comprehensive income’ category for certain debt instruments. Financial liabilities are classified in a similar manner to under IAS 39, however there are differences in the requirements applying to the measurement of an entity’s own credit risk.

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European ETC Business of ETF Securities Limited Notes to the Combined and Carve-Out Financial Statements (Continued)

1.	Accounting Policies (continued)

Accounting Standards (continued)

(b)	New and revised IFRSs in issue but not yet effective (continued):

IFRS 9 Financial Instruments (continued)

•

Impairment. Introduces an ‘expected credit loss’ model for the measurement of the impairment of financial assets, so it is no longer necessary for a credit event to have occurred before a credit loss is recognised.

•

Hedge accounting. Introduces a new hedge accounting model that is designed to be more closely aligned with how entities undertake risk management activities when hedging financial and non-financial risk exposures.

•	Derecognition. The requirements covering the derecognition of financial assets and liabilities are carried forward from IAS 39.

The business intends to adopt IFRS 9 for the annual period beginning on 1 January 2018. An assessment of the impact of adoption of IFRS 9 has been undertaken where it was concluded that there would be minimal impact on the amounts reported in respect of the financial instruments.

IFRS 16 Leases (effective for annual periods beginning on or after 1 January 2019)

IFRS 16 specifies how to recognise, measure, present and disclose leases. The standard provides a single lessee accounting model, requiring lessees to recognise assets and liabilities for all leases unless the lease term is 12 months or less or the underlying asset has a low value. Lessors continue to classify leases as operating or finance, with lessor accounting under IFRS 16 being substantially unchanged from its predecessor, IAS 17.

The business intends to adopt IFRS 16 for the annual period beginning on 1 January 2019. A preliminary assessment of the impact of adoption of IFRS 16 has been undertaken where it was concluded that there would be a requirement to record a value in use asset and a related lease liability in respect of the lease related to the office space (this lease is disclosed in note 16).

The business intends to adopt the following standards and amendments when they become effective. An assessment of the impact of adoption of these standards and amendments has been undertaken and Management does not anticipate that they will have a significant impact on future financial statements of the European ETC Business:

IFRS 2 Share-based Payment (effective for annual periods beginning on or after 1 January 2018)

Amends IFRS 2 Share-based Payment to clarify the standard in relation to:

•	Accounting for cash-settled share-based payment transactions that include a performance condition.
•	Classification of share-based payment transactions with net settlement features.
•	Accounting for modifications of share-based payment transactions from cash-settled to equity-settled.

IFRS 10 Consolidated Financial Statements and IAS 28 Investments in Associates and Joint Ventures (2011) – Sale or Contribution of Assets between an Investor and its Associate or Joint Venture (no effective date set)

Amends IFRS 10 Consolidated Financial Statements and IAS 28 Investments in Associates and Joint Ventures (2011) to clarify the treatment of the sale or contribution of assets from an investor to its associate or joint venture, as follows:

•

Requires full recognition in the investor’s financial statements of gains and losses arising on the sale or contribution of assets that constitute a business (as defined in IFRS 3 Business Combinations).

•

Requires the partial recognition of gains and losses where the assets do not constitute a business, i.e. a gain or loss is recognised only to the extent of the unrelated investors’ interests in that associate or joint venture.

These requirements apply regardless of the legal form of the transaction, e.g. whether the sale or contribution of assets occurs by an investor transferring shares in a subsidiary that holds the assets (resulting in loss of control of the subsidiary), or by the direct sale of the assets themselves.

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European ETC Business of ETF Securities Limited Notes to the Combined and Carve-Out Financial Statements (Continued)

1.	Accounting Policies (continued)

Accounting Standards (continued)

(b)	New and revised IFRSs in issue but not yet effective (continued):

IFRS 15 Revenue from Contracts with Customers (effective for annual periods beginning on or after 1 January 2018)

IFRS 15 provides a single, principles based five-step model to be applied to all contracts with customers. The five steps in the model are as follows:

1.	Identify the contract with the supplier.
2.	Identify the performance obligations in the contract.
3.	Determine the transaction price.
4.	Allocate the transaction price to the performance obligations in the contracts.
5.	Recognise revenue when (or as) the entity satisfies a performance obligation.

Guidance is provided on topics such as the point in which revenue is recognised, accounting for variable consideration, costs of fulfilling and obtaining a contract and various related matters. New disclosures about revenue are also introduced.

Annual Improvements to IFRS

Makes amendments to the following standards:

•

IFRS 3 Business Combinations and IFRS 11 Joint Arrangements – Amendments to IFRS 3 clarify that when an entity obtains control of a business that is a joint operation, it remeasures previously held interests in that business. Amendments to IFRS 11 clarify that when an entity obtains joint control of a business that is a joint operation, the entity does not remeasure previously held interests in that business (effective for annual periods beginning on or after 1 January 2019)

•	IAS 12 Income Taxes – Amendments in respect of income tax consequences of dividends (effective for annual periods beginning on or after 1 January 2019)
•	IAS 23 Borrowing Costs – Amendments in respect of borrowing costs eligible for capitalisation (effective for annual periods beginning on or after 1 January 2019)
•	IAS 28 Investments in Associates and Joint Ventures – Amendments to clarify certain fair value measurements (effective for annual periods beginning on or after 1 January 2018)
•	IAS 28 Investments in Associates and Joint Ventures – Amendments regarding long-term interests in associates and joint ventures (effective for annual periods beginning on or after 1 January 2019)

Management has considered other standards and interpretations in issue but not effective and concluded that they would not have a material impact on the future financial periods when they become available.

Going Concern

Management consider the operations of the European ETC Business to be on-going, with a reasonable expectation that the business has adequate resources to enable it to continue in operational existence for the foreseeable future. Accordingly, these Combined and Carve-Out Financial Statements have been prepared on a going concern basis. In arriving at this judgement Management noted that the reported results of the European ETC Business are impacted each year by the revaluation of Deferred Consideration, which is a non-cash item reflecting changes in the gold price. The payments in respect of the Deferred Consideration are of limited recourse to the net gold inflows received. In order to hedge against the short term movements in the gold price, the European ETC Business retains gold ounces from the net gold inflows that are adequate to cover the next bi-annual payment as it falls due. The Deferred Consideration is an annual cost continuing into perpetuity as disclosed in note 12.

As part of the assessment, and due to the nature of the business, consideration was given to the situations that could arise that may result in the early redemption of the outstanding Securities, and thus no fee income being earned. The Securities and the individual Issuers themselves are non-recourse and therefore any liabilities falling due are the responsibility of the issuing company which incurs the liability and is not the responsibility of the rest of the European ETC Business.

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European ETC Business of ETF Securities Limited Notes to the Combined and Carve-Out Financial Statements (Continued)

1.	Accounting Policies (continued)

Accounting Standards (continued)

Investments

Investments are carried at cost less accumulated impairment losses in the statement of financial position. On disposal of such investments, the difference between disposal proceeds and the carrying amounts of the investments are recognised through profit or loss.

Investments are reviewed annually for indications of impairment by Management. If Management determine there are indications of impairment, a detailed assessment of the recoverable amount of each investment as a cash-generating unit based will be undertaken through the application of a value in use calculation.

During each of the years presented in these Combined and Carve-Out Financial Statements, no such indications of impairment have been identified.

Provisions

Provisions are recognised when:

•	the European ETC Business has a present obligation (legal or constructive) as a result of a past event;
•	it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation; and
•	a reliable estimate can be made of the amount of the obligation.

The amount recognised as a provision is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligation.

When a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows (when the effect of the time value of money is material). When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, a receivable is recognised as an asset if it is virtually certain that reimbursement will be received and the amount of the receivable can be measured reliably.

Deferred Consideration

The Deferred Consideration is a non-financial liability as it represents an obligation to pay gold into perpetuity arising from the acquisition of Gold Bullion Securities Limited (note 12). Due to the uncertain value of the gold flows, it has been treated as a provision. Deferred Consideration is adjusted at each period end to reflect Management’s best estimate of the provision required to settle this obligation as a result of changes in the gold price or the discount rate. Management consider this estimate equates to the fair value. The change in value is recorded in the Statement of Profit or Loss and Other Comprehensive Income under the heading “Revaluation and Foreign Exchange Differences”. Management’s determination of fair value forms a significant accounting estimate, which is described further in note 2 and note 12.

The unwinding of the discount to reflect the movement in the value of the provision due to the passage of time, keeping all other assumptions constant, is expensed under the heading ”Finance Charge” in the Statement of Profit or Loss and Other Comprehensive Income (and is shown in note 4 as “Accretion Expense on Deferred Consideration”).

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European ETC Business of ETF Securities Limited Notes to the Combined and Carve-Out Financial Statements (Continued)

1.	Accounting Policies (continued)

Intangible Assets

Intangible assets that are acquired separately with indefinite useful lives are carried at cost less accumulated impairment losses.

Intangible assets are reviewed for any indications of impairment at least annually, or more frequently when there is an indication that goodwill may be impaired. If any such indicators exist, the recoverable amount of the intangible asset is estimated in order to determine if there is an impairment, and the extent of such impairment. For the purpose of impairment testing, Management will assess the future flows allocated to the cash generating unit supports the intangible asset. If the recoverable amount of the cash generating unit is less than the carrying amount of the intangible asset, an impairment loss is recognised directly through profit or loss. An impairment loss recognised for intangible assets may be reversed in a subsequent period.

An intangible asset is derecognised on disposal, or when no future economic benefits are expected from use or disposal. Gains or losses arising from derecognition of an intangible asset, measured as the difference between the net disposal proceeds and the carrying value, are recognised through profit or loss when the intangible asset is derecognised.

Product Development Costs

Expenditure on research activities is recognised as an expense in the period in which it is incurred.

Internally generated intangible assets arising from the European ETC Business’s development activities are recognised only if all of the following conditions are met:

•	an asset is created that can be separately identified;
•	it is probable that the asset created will generate future economic benefits; and
•	the development cost (excluding any research costs) of the asset can be measured reliably.

Where no internally-generated intangible asset can be recognised, development expenditure is recognised as an expense in the period in which it is incurred. No product development costs have been eligible to be capitalised during the years ended 31 December 2017, 2016 and 2015.

Property, Plant and Equipment and Depreciation

Tangible fixed assets are stated at cost less depreciation and any provisions for impairment. Depreciation is provided at rates calculated to write off the cost of fixed assets, less their estimated residual value, over their expected useful lives on the following basis:

Computer Equipment	33.33% straight line
Leasehold Improvements	straight line over the period of the lease
Office Equipment	20% straight line

The estimated useful lives, residual values and depreciation method are reviewed at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis.

Foreign Currencies

Management consider that Sterling is the currency that most faithfully represents the economic effects of the underlying transactions, events and conditions of the European ETC Business.

In preparing the financial statements of the individual entities, transactions in currencies other than the entity’s functional currency (foreign currencies) are recognised at the rates of exchange prevailing at the dates of the transactions. At the end of each reporting period, monetary items denominated in foreign currencies are retranslated at the rates prevailing at that date. Non-monetary items carried at fair value that are denominated in foreign currencies are retranslated at the rates prevailing at the date when the fair value was determined. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated. The resulting differences are accounted for through profit or loss.

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European ETC Business of ETF Securities Limited Notes to the Combined and Carve-Out Financial Statements (Continued)

1.	Accounting Policies (continued)

Interest Income

Interest income is recognised when it is probable that the economic benefits will flow to the business and the amount of income can be measured reliably. Interest income is accrued on a time basis, by reference to the principal outstanding and at the effective interest rate applicable.

Revenue Recognition

Revenue is recognised to the extent that the economic benefits will flow to the business and the revenue can be reliably measured. Revenue is measured at the fair value of the consideration received, excluding discounts, rebates and other sales taxes or duty.

Management and licence fees are calculated by applying a fixed percentage (set out in each Security prospectus) to the market value of the Issuers’ debt Securities in issue on a daily basis.

Fees received for the issue and redemption of the Issuers’ Securities are recognised at the date on which the transaction becomes legally binding. All other income and expenses are recognised on an accruals basis.

Taxation

Income tax expense represents the sum of current and deferred tax. Current and deferred tax are recognised in profit or loss, except when they relate to items that are recognised in other comprehensive income or directly in equity, in which case, the current and deferred tax are also recognised in other comprehensive income or directly in equity respectively. Where current tax or deferred tax arises from the initial accounting for a business combination, the tax effect is included in the accounting for the business combination.

Current Tax

The tax currently payable is based on taxable profit for the year. Taxable profit differs from profit as reported in the statement of comprehensive income because of items of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The European ETC Business’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

Deferred Tax

Deferred tax is recognised on temporary differences between the carrying amounts of assets and liabilities in the Combined and Carve-Out Financial Statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognised for all taxable temporary differences. Deferred tax assets are generally recognised for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilised. Such deferred tax assets and liabilities are not recognised if the temporary difference arises from goodwill or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax liabilities and assets are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset realised, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period. The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the European ETC Business expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

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European ETC Business of ETF Securities Limited Notes to the Combined and Carve-Out Financial Statements (Continued)

1.	Accounting Policies (continued)

Share Based Payments

The cost of equity-settled transactions with service providers is recognised in the statement of comprehensive income. The expense is measured at the fair value of the services received over the service period. Expenses will be recognised for awards that do not ultimately vest.

Financial Instruments

Cash and Cash Equivalents

Cash and Cash Equivalents include deposits held at call with banks.

Trade and Other Receivables

Trade and other receivables are initially recognised at fair value, and are subsequently measured at amortised cost less appropriate allowances for estimated irrecoverable amounts.

Loans and Trade and Other Payables

Loans and trade payables are initially measured at fair value, and are subsequently measured at amortised cost.

Bullion Held

The European ETC Business receives gold and other precious metal bullion as fee income pursuant to the terms of the Metal Securities issued. The European ETC Business is obliged to pay a fixed amount of gold every six months under the terms of the Sale and Purchase Agreement for the acquisition of Gold Bullion Securities Limited, and a variable amount every month under the terms of the Licence and Marketing Support Agreement. Gold is held to meet these obligations. The European ETC Business may also retain gold and other precious metal bullion for its own account and this bullion held is treated as a non-monetary asset used as a store of wealth or as quasi-currency, and is revalued to market value using the last quote provided by the London Bullion Market Association (“LBMA”) on its last business day prior to the year-end date.

Leasing

Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee. All other leases are classified as operating leases.

Assets held under finance leases are initially recognised as assets of the European ETC Business at their fair value at the inception of the lease or, if lower, at the present value of the minimum lease payments. The corresponding liability to the lessor is included in the statement of financial position as a finance lease obligation. Lease payments are apportioned between finance expenses and the reduction of the lease obligation so as to achieve a constant rate of interest on the remaining balance of the liability. Finance expenses are recognised immediately through profit or loss.

Operating lease payments are recognised as an expense on a straight-line basis over the lease term, except where another systematic basis is more representative of the time pattern in which economic benefits from the leased asset are consumed.

In the event that lease incentives are received to enter into operating leases, such incentives are recognised as a reduction of rental expense on a straight-line basis, except where another systematic basis is more representative of the time pattern in which economic benefits from the leased asset are consumed.

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European ETC Business of ETF Securities Limited Notes to the Combined and Carve-Out Financial Statements (Continued)

2.	Critical Accounting Judgments and Key Sources of Estimation Uncertainty

The presentation of financial statements in conformity with IFRS requires the use of accounting estimates. It also requires management to exercise its judgment in the process of applying the accounting policies and to disclose areas where accounting estimates/judgments have the most significant impact on the amounts reported within these Combined and Carve-Out Financial Statements.

The critical accounting estimates are disclosed as relevant throughout these Combined and Carve-Out Financial Statements and summarised below:

•	Consolidation

All of the European ETC Business’s ETPs are issued by special purpose vehicles which, as disclosed in note 10, have a nominal amount of share capital owned by the European ETC Business. IFRS requires consolidation of entities controlled by the European ETC Business. Control is defined as:

•	having the power to govern the financial and operating policies of an entity;
•	with exposure/rights to variable returns from involvement with the investee; and
•	the ability to use its power to affect such returns from the investee.

The application of the definition of control requires judgment, and based on this definition, management have determined that the European ETC Business controls the following entities:

•	ETFS Management Company (Jersey) Limited (the management subsidiary);
•	ETF Securities (UK) Limited (the marketing and service company); and
•	ETFS Holdings (Jersey) Limited (the intermediate European ETC Business holding company).

For all of the entities listed above the European ETC Business owns a majority of the voting equity interests and is therefore entitled to any residual interest that may remain in these entities.

These Combined and Carve-Out Financial Statements do not include the Issuers (as disclosed in note 1). Based on the contractual terms, the European ETC Business assessed that the ownership of the share capital is not the dominant factor in deciding control of the Issuers, as the variable returns from the Issuers’ activities is attributable to the holders of the Securities. In the event that any of the Issuers were consolidated, this would result in an increase in gross liabilities (reflecting the fair value of Securities issued by the Issuers) and a corresponding increase in gross assets (reflecting the fair value of the Issuers’ investment in underlying assets), amounts which would be largely offset given the pass-through nature of the Issuers’ activities.

•	The carrying value of the intangible asset (note 11)

Intangible assets are reviewed for impairment by Management, who must exercise judgement to estimate the value of those investments. Management have applied a methodology of assessing the recoverable amount of the intangible asset as a cash-generating unit based on a value in use calculation. The calculations use cash flow projections based on detailed financial budgets or gold flows predicted as a result of the Assets under Management. A discount rate of 15% (2016 and 2015: 15%), based on Management’s estimations of the rate that the market would expect on an investment of an equivalent risk, has been applied to those cash or gold flows to generate their total present value. No indications of impairment were identified as at 31 December 2017, 2016 and 2015.

The fair value of Deferred Consideration represents the estimated present value of the obligation to deliver gold under the agreements described in note 12, by:

(i)	converting the future gold payments into GBP using gold spot prices at the year end; and
(ii)	calculating the present value of the future GBP payments at a discount rate determined using market assessments of the return required for the specific risks of this liability.

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European ETC Business of ETF Securities Limited Notes to the Combined and Carve-Out Financial Statements (Continued)

2.	Critical Accounting Judgments and Key Sources of Estimation Uncertainty (continued)

•	The value of Deferred Consideration (note 12)

The critical accounting judgment relates to Management’s determination of an appropriate discount rate to discount the value of the future gold flows. This discount rate was then used to value the Deferred Consideration, together with the gold price based on last quote provided by the LBMA, being the AM fix rate on 29 December 2017 of £960.840 per fine troy ounce (2016: £942.580, 2015: £716.364).

Management have considered changes in the risk factors that would impact the carrying value of the deferred consideration, and have estimated an appropriate discount rate to be 9.5% (2016 and 2015: 9.5%) for each of the years presented, taking into account the developments in observable risk-free rates, as adjusted for estimated business-specific risk, each year. In making this determination, Management note the long-term nature of the Deferred Consideration, the fact it is settled in gold bullion through receipt of fees in gold bullion, and the anticipated surplus of fees out of which the Deferred Consideration is paid. Management also note that the discount rate used is in line with a previously agreed settlement, which has subsequently lapsed. In the opinion of Management, this discount rate results in a best estimate of the provision at which settlement of the Deferred Consideration could be achieved at each reporting date.

•	Carve-out Adjustments

The identifiable assets, liabilities, revenues, and expenses that were included within the individual company financial statements of ETFS Management Company (Jersey) Limited or ETF Securities (UK) Limited but that were not related to the European ETC Business have been excluded, specifically those balances related to the Australian business of the ETF Securities Limited group, which has been acquired by WisdomTree.

The identifiable assets, liabilities, revenues and expenses that were related to the European ETC Business but recorded elsewhere in the ETF Securities Limited group have been included, specifically those balances related to the deferred consideration, licence contributions, and loyalty payments.

Furthermore, amounts charges by ETF Securities Limited to ETFS Management Company (Jersey) Limited in respect of the Intellectual Property owned by ETF Securities Limited in respect of the European ETC Business have been excluded on the basis that such Intellectual Property would be transferred to WisdomTree as part of the acquisition.

•	Tax (note 9)

The taxation charges have been recognised within these Combined and Carve-Out Financial Statements using the allocation method – the recognition of the taxation charges incurred by ETFS Management Company (Jersey) Limited and ETF Securities (UK) Limited for each of the years presented. Management has not made any adjustments to the taxation charges or provisions to reflect that the charges that may have been incurred had the European ETC Business operated as a separate entity apart from the ETF Securities Limited group during those periods. Specifically, no taxation has been applied to the increased profits recognised in respect of the removal of the charges in respect of the Intellectual Property as these amounts were subject to a rate of taxation of 0%.

•	The calculation of the expense recognised under the share based payment arrangements with service providers (note 18)

Calculations were undertaken by Management to determine the fair value of the services received. The expense is estimated based upon Assets under Management together with the level of net creations within the relevant underlying products. The fee rates were determined using the fees agreed with other equivalent independent service providers as a benchmark, together with an assessment of the level and the quality and level of services received.

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European ETC Business of ETF Securities Limited Notes to the Combined and Carve-Out Financial Statements (Continued)

3.	Operating Profit

Operating profit includes the following items of revenue and expense:

	Year Ended 31/12/2017 £000s	Year Ended 31/12/2016 £000s	Year Ended 31/12/2015 £000s
Revenue

Management and Licence Fees (note 21)
Precious Metal Securities	38,966	33,949	23,823
Commodity Securities	19,889	17,005	15,228
Currency Securities	2,412	2,293	2,035
Equity Securities	694	705	288

	61,961	53,952	41,374

Creation and Redemption Fees	401	325	397
Other income	872	788	-

	1,273	1,113	397

Service Fees (note 21)	5,691	3,830	5,547

Total Revenue	68,925	58,895	47,318

Expenses

Licence, Marketing Support and Participation Fees	(2,800)	(2,135)	(1,017)

Product Operating Expenses
Metal Storage Fees	(5,061)	(4,532)	(2,871)
Index Licence Fees	(2,111)	(1,307)	(986)
Market Making Fees	(2,504)	(3,861)	(1,526)
Administration Fees	(1,541)	(1,501)	(1,449)
Listing and Regulatory Fees	(1,350)	(1,188)	(1,074)
Professional Services Fees	(710)	(647)	(713)

	(13,276)	(13,036)	(8,619)

Employee Costs and Expenses (note 7)	(12,757)	(12,008)	(9,853)

Other Expenses
Office Costs	(2,212)	(1,960)	(1,912)
Travel Costs	(713)	(682)	(610)
Corporate Costs	(557)	(532)	(551)

	(3,482)	(3,174)	(3,073)

Marketing and Advertising Costs	(2,772)	(2,622)	(2,583)

Total Expenses	(35,087)	(32,975)	(25,145)

(i)

Management and Licence fees are presented net of loyalty payments made to certain investors who retain substantial holdings of Securities of ETFS Metal Securities Limited and Gold Bullion Securities Limited.

(ii)

Service Fees are fees charged to companies within the ETF Securities Limited group, that are not part of the European ETC Business, for the provision of services in respect of investor relations, marketing, financial analysis and consulting.

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European ETC Business of ETF Securities Limited Notes to the Combined and Carve-Out Financial Statements (Continued)

3.	Operating Profit (continued)

(iii)

Licence, Marketing Support and Participation Fees represent payments in physical gold bullion of £1,866,890 (2016: £1,423,959, 2015: £677,879) to the World Gold Council, £933,445 (2016: £711,979, 2015: £338,940) to Graham Tuckwell.

(iv)	Metal Storage Fees are paid by the European ETC Business for custodian services in respect of metal bullion.

(v)

Market Making Fees are for provision of online pricing services for the securities in the underlying Issuers. The balance includes amounts recognised in respect of share warrants issued to the European ETC Business’s service providers of £975,356 (2016, £1,053,063, 2015: £465,357). Further details in respect of these warrants are disclosed in note 18.

(vi)	Administration Fees include administration and accountancy fees, investment management fees, registrar services and trustee fees.

(vii)

Corporate Costs include: legal and general expenses specifically incurred for the purposes of developing new products and setting up subsidiary Issuer companies; dedicated marketing and advertising costs associated with new products; and costs associated with the filing and listing of products on new exchanges.

4.	Finance Charge

	Year Ended 31/12/2017 £000s	Year Ended 31/12/2016 £000s	Year Ended 31/12/2015 £000s

Accretion Expense on Deferred Consideration	9,186	8,549	7,162

The Accretion Expense on Deferred Consideration comprises:

•	fixed payments of physical gold bullion (9,500 ounces per annum payable as 4,750 ounces biannually) for a period of at least 50 years; and
•

the accretion expense recognised from the unwinding of the discount (which represents the increase in the carrying amount of the liability for the passage of time) in respect of the deferred consideration relating to the acquisition of Gold Bullion Securities Limited.

Additional information is set out in note 12 to these Combined and Carve-Out Financial Statements.

5.	Revaluation and Foreign Exchange Differences

	Year Ended 31/12/2017 £000s	Year Ended 31/12/2016 £000s	Year Ended 31/12/2015 £000s

Revaluation of Bullion	170	417	(278)
Net Foreign Exchange Difference	(24)	1,017	324
(Loss) / Gain on Revaluation of Deferred
Consideration	(1,845)	(22,958)	5,415

	(1,699)	(21,524)	5,461

Due to the change in the gold price at the end of the year, the fair value of the Deferred Consideration increased by £1.8 million (2016: increase by £23.0 million, 2015: decrease by £5.4 million). Additional information is set out in note 12 to these Combined and Carve-Out Financial Statements.

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European ETC Business of ETF Securities Limited Notes to the Combined and Carve-Out Financial Statements (Continued)

6.	Management Remuneration

The ETF Securities Limited group reviews and revises remuneration packages of all key management personnel from time-to-time. The aggregate remuneration for Management comprised:

	Year Ended 31/12/2017 £000s	Year Ended 31/12/2016 £000s	Year Ended 31/12/2015 £000s

Wages and Salaries (including Social Security
Costs)	479	464	464
Bonus	895	949	381

Total	1,374	1,413	845

The Wages and Salaries include contributions to personal pensions schemes of 7% of basic salaries. There are no other post employment benefits or other long term benefits provided to Management. Management did not receive any Share Based Payments during the years ended 31 December 2017, 2016 or 2015.

7.	Employee Costs

The average number of persons, including executive directors, employed in the European ETC Business was as follows:

	Year Ended 31/12/2017 Number	Year Ended 31/12/2016 Number	Year Ended 31/12/2015 Number

Sales	14	17	23
Marketing and Research	17	18	15
Corporate and Product Management	31	29	28
Finance and Administration	18	16	14

	80	80	80

The aggregate remuneration of these employees comprised:

	Year Ended 31/12/2017 £000s	Year Ended 31/12/2016 £000s	Year Ended 31/12/2015 £000s

Wages and Salaries (including Social Security
Costs)	6,753	6,120	6,329
Bonus	4,163	5,090	2,461
Other Employee Costs	1,841	798	1,063

	12,757	12,008	9,853

The share based payments disclosed in note 18 do not represent payments made to employees.

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European ETC Business of ETF Securities Limited Notes to the Combined and Carve-Out Financial Statements (Continued)

5.	Remuneration of Auditor

	Year Ended 31/12/2017 £000s	Year Ended 31/12/2016 £000s	Year Ended 31/12/2015 £000s

Audit of Annual Financial Statements:
ETFS Management Company (Jersey) Limited	7	7	7
ETF Securities (UK) Limited	20	20	20
Audit Related Services	14	10	3

	41	37	30

The European ETC Business has also incurred audit fees for the year of GBP 154,624 in respect of the Issuers (2016: GBP 147,180, 2015: GBP 145,000).

9.	Taxation

	Year Ended 31/12/2017 £000s	Year Ended 31/12/2016 £000s	Year Ended 31/12/2015 £000s
Tax Expense Comprises:
Current Tax Expense in Respect of the Current Year	296	775	55
Deferred Tax Recognised in Profit or Loss	83	(83)	28

Total Tax Expense Relating to Continuing Operations	379	692	83

The Expense for the Year can be Reconciled to the Accounting Profit as Follows:

Profit / (Loss) for the Year Before Taxation	22,953	(4,153)	20,472

Income Tax Expense Calculated at the standard rate of tax in Jersey at 0%	-	-	-

Effect of:
Profits taxed at rates other than 0%	357	677	32
Adjustments Recognised in the Current Year in
Relation to the Current Tax of Prior Years	1	(7)	1
Amounts Recorded Through Profit and Loss
Disallowable for Tax	18	22	21
Bonus Provisions	(67)	104	-
Other	(13)	(21)	1

	296	775	55

Current Tax Expense	296	775	55

Deferred Taxation:

Depreciation in Excess of Capital Allowances	-	21	-
Provisions (Bonus)	83	(104)	28
Other	-	-	-

Deferred Tax Recognised in Profit or Loss	83	(83)	28

Total Tax Expense Relating to Continuing Operations	379	692	83

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European ETC Business of ETF Securities Limited Notes to the Combined and Carve-Out Financial Statements (Continued)

9.	Taxation (continued)

The effective tax rate is based on the standard domestic tax rate of ETF Securities Limited in Jersey, being 0%. The reconciliation presented reflects this effective tax rate of 0% with a reconciling item for the effect of different tax rates applied to the results of the Acquired Entities:

•	ETFS Management Company (Jersey) Limited was subject to a standard rate of corporation tax in Jersey of 10% (2016 and 2015: 10%).
•

ETF Securities (UK) Limited was subject to a standard rate of corporation tax in the United Kingdom of 20% from January to March 2017 and 19% from April to December 2017, which has resulted in an average effective rate of 19.25% for the year ended 31 December 2017 (2016 and 2015: 20%).

Deferred Tax Asset

	As at 31/12/2017 £000s	As at 31/12/2016 £000s	As at 31/12/2015 £000s

Balance at Beginning of the Year	193	110	138
Movement on Deferred Tax Asset	(83)	83	(28)

Deferred Tax Asset at End of the Year	110	193	110

The deferred tax asset relates to timing differences between accounting provisions and payments. It is probable that the future taxable profits will generate by the European ETC Business and accordingly the deferred tax asset is recognised in these Combined and Carve-Out Financial Statements.

10.	Investments

The European ETC Business holds 100% of the share capital of the following Issuers (which are all incorporated and registered in Jersey). As disclosed in note 2 the variable returns from the Issuers’ activities is attributable to the holders of the Securities, and based on the contractual terms, the European ETC Business has assessed that the ownership of the share capital is not the dominant factor in deciding control of these entities; as a result these entities are not consolidated within these Combined and Carve-Out Financial Statements, but are recorded at historic cost less provisions for impairment:

Furthermore, as the variable returns from the Issuers’ activities is attributable to the holders of the Securities, the value attributable to these investments is the historic cost, as this is the residual return attributable to the European ETC Business.

Name	Principal Activities	As at 31/12/2017 £	As at 31/12/2016 £	As at 31/12/2015 £

ETFS Oil Securities Limited	Listing and issuing 9 energy securities, designed to track the performance of commodities, principally oil	1,000	1,000	1,000

ETFS Commodity Securities Limited	Listing and issuing of over 100 commodity securities, designed to track the performance of commodities	1	1	1

Gold Bullion Securities Limited	Listing and issuing 1 physically backed gold security, designed to track the price of gold	100,000	100,000	100,000

ETFS Metal Securities Limited	Listing and issuing 6 physically backed precious metal securities, designed to track the price of precious metals	2	2	2

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European ETC Business of ETF Securities Limited Notes to the Combined and Carve-Out Financial Statements (Continued)

10.	Investments (continued)

Name	Principal Activities	As at 31/12/2017 £	As at 31/12/2016 £	As at 31/12/2015 £

ETFS Foreign Exchange Limited	Listing and issuing of over 100 currency securities, designed to track foreign exchange performance	2	2	2

ETFS Hedged Commodity Securities Limited	Listing and issuing 36 hedged commodity securities, designed to track the performance of commodities	2	2	2

ETFS Hedged Metal Securities Limited	Listing and issuing 2 physically backed hedged precious metal securities, designed to track the price of precious metals	2	2	2

ETFS Equity Securities Limited	Listing and issuing 12 equity securities, designed to track the performance of equities	2	2	2

Swiss Commodity Securities Limited	Listing and issuing 28 hedged commodity securities, designed to track the performance of commodities	2	2	2

Total		101,013	101,013	101,013

In respect of these investments:

•

All of the management fee revenue and the expenses are recorded in these Combined and Carve-Out Financial Statements within “Revenue” and “Expenses” respectively in the statement of profit or loss and other comprehensive income (with additional information set out within note 3); and

•

All of the management fees receivable and expenses payable at the year end are recorded in these Combined and Carve-Out Financial Statements within “Trade and Other Receivables” and “Trade and Other Payables” respectively on the Statement of Financial Position.

11.	Intangible Asset

The intangible asset arose from the purchase of Gold Bullion Securities Limited (“GBS”). GBS has issued Gold Securities that entitles GBS to receive future fee income, in the form of gold bullion, which supports the value of the European ETC Business’s investment in those future income streams. The Gold Securities have an indefinite useful life and therefore there is no foreseeable end to this future fee income stream.

	As at 31/12/2017 £000s	As at 31/12/2016 £000s	As at 31/12/2015 £000s

Cost	35,633	35,633	35,633
Accumulated Impairment Losses	-	-	-

	35,633	35,633	35,633

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European ETC Business of ETF Securities Limited Notes to the Combined and Carve-Out Financial Statements (Continued)

11.	Intangible Asset (continued)

Intangible assets are reviewed for indications of impairment by Management, who must exercise judgement to estimate the recoverable amount of the cash generating units to which the intangible asset has been allocated. The recoverable amount of the intangible asset arising from the acquisition of Gold Bullion Securities Limited has been reviewed for impairment based on a value in use calculation which uses gold flow projections which have been converted into cash flows using the gold spot price. As at 31 December 2017, 2016 and 2015, no indicators of impairment were identified by Management.

12.	Deferred Consideration

Deferred Consideration arose on the purchase of Gold Bullion Securities Limited (“GBS”). GBS has issued Gold Securities that entitles GBS to receive future fee income, in the form of gold bullion, which supports the value of the European ETC Business’s investment in GBS. The Gold Securities have an indefinite useful life and therefore there is no foreseeable end to this future fee income stream. In the event that gold ounces earned by the European ETC Business, after deduction of expenses incurred, is insufficient to pay the Deferred Consideration, the European ETC Business’s liability is limited to the amount received. Ultimately therefore, the Deferred Consideration liability could be reduced if the net gold inflows are insufficient to meet the obligations under the terms of the agreements relating to the purchase of GBS. As the current gold inflows are sufficient to meet these obligations, the European ETC Business has not accounted for any such reduction.

The Deferred Consideration is payable to former owners of GBS, as follows:

•	39% World Gold Council (“WGC”);
•	28% Gold Bullion Investment Trust (for the benefit of the members of the WGC); and
•	33% Graham Tuckwell (ultimate majority shareholder and director of ETF Securities Limited).

The Value of the Deferred Consideration Comprises:

	31/12/2017 £000s	31/12/2016 £000s	31/12/2015 £000s

Value Brought Forward	95,357	72,540	78,002
Payments Made (in Gold) During the Year	(9,498)	(9,011)	(7,293)
Reclassification to Current Liability (in Gold)	227	321	84
Accretion Expense (note 4)	9,186	8,549	7,162
Loss / (Gain) on Revaluation (note 5)	1,845	22,958	(5,415)

Value at Year End	97,117	95,357	72,540

Due Within 1 Year	5,880	5,769	4,408

Due After 1 Year	91,237	89,588	68,132

As disclosed in note 1, there are significant judgements and assumptions used in estimating the fair value of the Deferred Consideration, which management determine by discounting the value of the future contractual gold payments. The spot gold price was used to calculate risk free cash flows. The principal judgment made relates to Management’s determination of an appropriate discount rate. The discount rate is subjective as it needs to factor in the risks specific to this liability, taking into account the developments in observable risk-free rates, as adjusted for estimated business-specific risk, each year. Management also note that as the liability is a result of a contract between parties any early settlement of this liability would be as a result of negotiation and it may be materially different to the value of the provision recognised.

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European ETC Business of ETF Securities Limited Notes to the Combined and Carve-Out Financial Statements (Continued)

12.	Deferred Consideration (continued)

Management have considered changes in the risk factors that would impact the carrying value of the Deferred Consideration, and have estimated an appropriate discount rate to be 9.5% (2016 and 2015: 9.5%).

With all other variables remaining the same, a change in the discount rate to 8.5% would increase the total provision as at 31 December 2017, and the related revaluation recognised through profit or loss for the year then ended by £10,663,229 (2016: £10,497,385, 2015: £8,004,405). A change in the discount rate to 10.5% would decrease the total provision as at 31 December 2017, and the related revaluation recognised through profit or loss for the year then ended by £8,751,374 (2016: £8,610,540, 2015: £6,562,116).

13.	Trade and Other Receivables

	As at 31/12/2017 £000s	As at 31/12/2016 £000s	As at 31/12/2015 £000s

Fees Receivable	5,561	6,315	4,225
Prepayments	497	603	570
Balances due from Related Parties	2,873	565	589
Other Debtors	346	438	295

	9,277	7,921	5,679

All trade receivables are due within 30 days of the year end date. There are no amounts at the reporting date that are past due. Management consider that the carrying amount of trade and other receivables is approximately equal to their fair value.

14.	Trade and Other Payables

	As at 31/12/2017 £000s	As at 31/12/2016 £000s	As at 31/12/2015 £000s

Trade Payables	5,512	6,143	4,032
Tax Payable	5	742	19
Marketing, Licence Support and Participation
Fees	670	467	223
Gold due to the Vendors of GBS	2,950	2,894	2,187
Balances due to Related Parties	2	4,239	-
Deferred Bonus Accrual	2,388	2,411	1,156

	11,527	16,896	7,617

	As at 31/12/2017 £000s	As at 31/12/2016 £000s	As at 31/12/2015 £000s

Trade Payables are ageing as follows:

0-30 days	5,268	5,767	3,821
31-60 days	74	293	135
61-90 days	111	23	7
Over 90 days	59	60	69

	5,512	6,143	4,032

Management consider that the carrying amount of trade and other payables approximates to their fair value.

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European ETC Business of ETF Securities Limited Notes to the Combined and Carve-Out Financial Statements (Continued)

15.	Property, Plant and Equipment

	Computer Equipment £000s	Leasehold Improvements £000s	Office Equipment £000s	Total £000s
Cost

At 1 January 2015	534	518	235	1,287

Additions	-	30	-	30

At 31 December 2015	534	548	235	1,317

Additions	-	41	-	41

At 31 December 2016	534	589	235	1,358

Additions	-	-	-	-
Disposals	-	143	1	144

At 31 December 2017	534	732	236	1,502

Accumulated Depreciation

At 1 January 2015	393	402	154	949

Charge for the Year	110	70	47	227

At 31 December 2015	503	472	201	1,176

Charge for the Year	29	49	23	101

At 31 December 2016	532	521	224	1,277

Charge for the Year	2	73	7	82

At 31 December 2017	534	594	231	1,359

Net Book Value

At 31 December 2017	-	138	5	143

At 31 December 2016	2	68	11	81

At 31 December 2015	31	76	34	141

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European ETC Business of ETF Securities Limited Notes to the Combined and Carve-Out Financial Statements (Continued)

16.	Leasing Arrangements

Operating leases relate to the lease of offices in London with a term of 10 years and a break clause occurring after 5 years. The operating lease contract contains a clause for 5-yearly market rental reviews. The European ETC Business does not have an option to purchase the leased offices at the expiry of the lease periods.

	Year Ended 31/12/2017 £000s	Year Ended 31/12/2016 £000s	Year Ended 31/12/2015 £000s
Amounts Recognised as an Expense:
Minimum Lease Payments	483	460	350

The European ETC Business has outstanding commitments for future minimum lease payments under non-cancellable operating leases, which fall due as follows:

	As at 31/12/2017 £000s	As at 31/12/2016 £000s	As at 31/12/2015 £000s
Non-cancellable Operating Lease
Commitments:
Within one year	483	483	-
In the second to fifth years inclusive	1,067	1,546	-

	1,550	2,029	-

Liabilities Recognised in Respect of Non-cancellable Operating Leases:

Lease Incentives
Current	192	97	-
Non-current	223	286	-

	415	383	-

17.	Financial Risk Management

The European ETC Business structure is complex and therefore to ensure that the European ETC Business is managing its risk effectively Management manage the exposure to risk at each individual entity level, however the nature of the risks faced by each entity are largely similar. The risk management policies employed by Management are discussed below:

(a) Credit Risk / Settlement Risk

Credit risk primarily refers to the risk that a customer will default on its contractual obligations resulting in financial loss to the Company. Credit risk also arises from cash and cash equivalents.

European ETC Business policy provides that credit decisions are based on credit rating. The European ETC Business aims to ensure highest possible quality in accounts receivable. Credit risk is monitored by regular review of the aged outstanding trade receivables by the accounts department at each entity level. The majority of the European ETC Business’s revenue is received as management fees from the underlying Issuers, and is subject to the terms of the respective service level agreements.

The credit risk on liquid funds is limited because the leading banks used are those with high credit ratings assigned by international credit rating agencies. Cash deposits are placed only with the European ETC Business’s relationship banks, and deposits are diversified to limit exposure to any single credit institution.

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European ETC Business of ETF Securities Limited Notes to the Combined and Carve-Out Financial Statements (Continued)

17.	Financial Risk Management (continued)

(a) Credit Risk / Settlement Risk (continued)

The carrying amount of financial assets represents the maximum credit exposure. The maximum exposure to credit risk at the reporting date was:

	As at 31/12/2017 £000s	As at 31/12/2016 £000s	As at 31/12/2015 £000s

Cash and Cash Equivalents	15,001	20,811	11,778
Trade and Other Receivables	9,277	7,921	5,679

	24,278	28,732	17,467

(b) Liquidity Risk

The liquidity risk of the European ETC Business is managed by determining the optimal timing of settlement of management fees received with the settlement of trade and other payables. The European ETC Business receives gold as fee income pursuant to the terms of the Gold Securities issued, and is obliged to pay a fixed amount of gold every six months in respect of the Deferred Consideration, however the payments in respect of the Deferred Consideration are of limited recourse to the net gold inflows received therefore the European ETC Business does not have any residual liquidity risk in respect of the Deferred Consideration. In order to hedge against the short term movements in the gold price, the European ETC Business retains gold ounces from the net gold inflows that are adequate to cover the next bi-annual payment as it falls due.

(c) Interest Rate Risk

The European ETC Business does not have significant exposure to interest rate risk.

European ETC Business entities hold cash at large international banks and this is where the cash received from the fees is held. The rate of interest received on the account is at the banks’ variable rate. Due to the level of cash held in the account Management do not believe that any movement in interest rates would materially affect the operations of the European ETC Business. As a result, a sensitivity analysis in respect of interest rate risk has not been included in these Combined and Carve-Out Financial Statements.

The European ETC Business regularly reassesses market conditions, the financial risk, and the terms of deposits so as to optimise return on capital.

(d) Foreign Currency and Bullion Risk

Foreign currency risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates.

The European ETC Business is exposed to exchange rate fluctuations as it undertakes certain transactions denominated in foreign currencies; income is primarily in US Dollars or in bullion, however expenses are paid in US Dollars, Sterling, Euros and in bullion. The European ETC Business does not hedge or enter into forward or derivative transactions, however the European ETC Business holds cash or cash equivalents in currencies other than its functional currency.

As noted above, the European ETC Business retains gold ounces adequate to meet its future obligations in respect of Deferred Consideration therefore the gains or losses recognised as a result of changes in the gold price will not crystallise.

Entities within the European ETC Business must maintain minimum levels of share capital and liquid assets to meet the requirements under relevant laws and regulations. These requirements have been met throughout the year.

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European ETC Business of ETF Securities Limited Notes to the Combined and Carve-Out Financial Statements (Continued)

17.	Financial Risk Management (continued)

(d) Foreign Currency and Bullion Risk (continued)

The following tables summarise the European ETC Business’s exposure to currency risks.

	GBP £000s	EUR £000s	USD £000s	AUD £000s	Bullion £000s	Total £000s
31 December 2017:

Assets
Cash at Bank and Bullion
Held	10,473	1,021	3,496	11	105	15,106
Other Assets	3,948	344	1,694	-	3,291	9,277

Total Assets	14,421	1,365	5,190	11	3,396	24,383

Liabilities
Deferred Consideration	-	-	-	-	97,117	97,117
Creditors	5,607	202	2,098	-	3,620	11,527

Total Liabilities	5,607	202	2,098	-	100,737	108,644

31 December 2016:

Assets
Cash at Bank and Bullion
Held	15,845	1,130	3,836	-	103	20,914
Other Assets	1,522	686	2,004	-	3,709	7,921

Total Assets	17,367	1,816	5,840	-	3,812	28,835

Liabilities
Deferred Consideration	-	-	-	-	95,357	95,357
Creditors	10,587	346	2,602	-	3,361	16,896

Total Liabilities	10,587	346	2,602	-	98,718	112,253

31 December 2015:

Assets
Cash at Bank and Bullion
Held	3,351	2,030	6,204	203	688	12,476
Other Assets	2,093	373	1,583	-	1,630	5,679

Total Assets	5,444	2,403	7,787	203	2,318	18,155

Liabilities
Deferred Consideration	-	-	-	-	72,540	72,540
Creditors	3,458	245	1,504	-	2,410	7,617

Total Liabilities	3,458	245	1,504	-	74,950	80,157

Had the value of other currencies to bullion changed by 5% in relation to sterling, with all other variables held constant, then the profit or loss for the year would have also changed (either by an equal and opposite profit or loss) by:

	Year Ended 31/12/2017	Year Ended 31/12/2016	Year Ended 31/12/2015
	£000s	£000s	£000s

EUR	95	119	132
USD	763	632	608
AUD	7	18	24
Bullion	6,693	4,791	4,734

Total	7,558	5,560	5,498

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European ETC Business of ETF Securities Limited Notes to the Combined and Carve-Out Financial Statements (Continued)

17.	Financial Risk Management (continued)

(e) Capital Management

Both ETFS Management Company (Jersey) Limited and ETF Securities (UK) Limited must monitor and demonstrate compliance with regulatory capital requirements. These companies have processes and controls in place to monitor compliance with the relevant regulatory capital requirements and no breaches were reported during the year.

18.	Share-Based Payments - Service Provider Share Options

Susquehanna International Securities Limited (“Susquehanna”) acts on behalf of the European ETC Business as a market maker (as described in note 3). ETF Securities Limited of the European ETC Business entered into a warrant agreement with Susquehanna to issue up to 4,500 shares in ETF Securities Limited with an expiry date of 16 September 2019. 2,250 of the warrants vested in September 2015 and 2,250 of the warrants vested in September 2017. All of the warrants have an exercise price of $2,200.

The total amount recognised through the statement of profit or loss and other comprehensive income in respect of these services during the year ended 31 December 2017 was £1,738,643 (2016: £2,553,597, 2015: £1,032,152). £763,287 (2016: £1,500,534, 2015: £566,795) of the expense recognised during the period will be settled in cash and £975,356 (2016: £1,053,063, 2015: £465,357) has been recognised as a recharge from ETF Securities Limited in respect to its equity settled share based payment.

The warrants are denominated in US Dollars, and have therefore been reported in the currency of the agreement. The following table illustrates the number and weighted average exercise prices (“WAEP”) of, and movements in, service provider options in ETF Securities Limited’s shares during the year:

	2017		2016		2015

	Number	WAEP	Number	WAEP	Number	WAEP

Options Denominated in USD ($)		$000s		$000s		$000s

Outstanding at 1 January	4,500	2,200	4,500	2,200	4,586	2,458

Cancelled during the

Year	-	-	-	-	(4,586)	(2,458)

Granted during the Year	-	-	-	-	4,500	2,200

Outstanding at Year End	4,500	2,200	4,500	2,200	4,500	2,200

Exercisable at Year End	4,500	2,200	2,250	2,200	2,250	2,200

19.	Subordinated Loan

	As at 31/12/2017 £000s	As at 31/12/2016 £000s	As at 31/12/2015 £000s
Subordinated Loan:
Due to ETF Securities Limited	1,500	950	950

ETFS Management Company (Jersey) Limited entered into a subordinated loan agreement with ETF Securities Limited to allow ETFS Management Company (Jersey) Limited to draw down up to £2,000,000 (2016 and 2015: £1,000,000). The purpose of the facility is to assist the Company’s compliance with Adjusted Net Liquid Assets capital requirements which are imposed under its regulatory licence (note 17). The facility is interest free, and can only be repaid with the prior consent of the company’s regulator, the Jersey Financial Services Commission.

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European ETC Business of ETF Securities Limited Notes to the Combined and Carve-Out Financial Statements (Continued)

19.	Subordinated Loan (continued)

ETFS Management Company (Jersey) Limited has drawn down £1,500,000 of the facility as at 31 December 2017 (2016 and 2015: £950,000). In the opinion of management, the fair value of the subordinated loan is not materially different to the carrying amount.

On 28 February 2018, ETFS Management Company (Jersey) Limited issued 50,000 ordinary shares of £40 each to ETF Securities Limited for a total consideration of £2,000,000. ETFS Management Company (Jersey) Limited used the proceeds of this share issue to repay the subordinated loan balance. Following repayment of the subordinated loan balance, ETFS Management Company (Jersey) Limited terminated the subordinated loan agreement with ETF Securities Limited.

20.	Notes to the Statement of Cash Flows

(a) Reconciliation of Net Cash Flows From Operating Activities Before Changes in Operating Assets and Liabilities:

	Year Ended 31/12/2017 £000s	Year Ended 31/12/2016 £000s	Year Ended 31/12/2015 £000s

Profit / (Loss) for the Year Before Taxation	22,953	(4,153)	20,472

Non-cash Movements
Loss / (Gain) on Revaluation of Deferred Consideration	1,845	22,958	(5,415)
Management and Licence Fees in Bullion	(38,966)	(33,949)	(23,823)
Expenses in Bullion	2,800	2,136	1,017
Accretion Expense on Deferred Consideration	9,186	8,549	7,162
(Gain) / Loss on Revaluation of Bullion Held	(170)	(416)	278
Foreign Exchange Differences	24	(1,017)	(324)
Depreciation	82	101	227

Net Cash Flows From Operating Activities
Before Changes in Operating Assets and Liabilities	(2,246)	(5,791)	(406)

(b) Bullion Transactions:

The European ETC Business receives ounces of bullion in respect of Management and Licence Fees relating to Precious Metal securities. In addition the European ETC Business pays bullion ounces in respect of certain items of expenditure, as well as the gold payments required in respect of the Deferred Consideration (see note 12). The bullion flows are as follows:

	Year Ended 31/12/2017 £000s	Year Ended 31/12/2016 £000s	Year Ended 31/12/2015 £000s

Bullion Held at 1 January	103	688	732
Management and Licence Fees Received in Bullion	39,336	32,005	24,254
Expenses Paid in Bullion	(2,522)	(1,108)	(1,240)
Deferred Consideration Payments in Bullion	(9,498)	(9,011)	(7,293)
Revaluation of Bullion Held	144	451	(164)
Bullion Retained at 31 December	(105)	(103)	(688)

Cash Realised in Respect of Bullion	27,458	22,922	15,601

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European ETC Business of ETF Securities Limited Notes to the Combined and Carve-Out Financial Statements (Continued)

21.	Related Party Disclosures

Remuneration of key management personnel is disclosed in note 6.

Up to 11 April 2018, when the change in ownership described in note 22 occurred, Graham Tuckwell was the ultimate controlling party of the European ETC Business through his majority shareholding in its parent, ETF Securities Limited. Amounts totalling £4,042,943 (2016: £3,732,169, 2015: £2,814,608) were paid to Graham Tuckwell in respect of Deferred Consideration and the Licence and Marketing Support Fees. The amounts outstanding at the year end are disclosed in notes 12 and 14.

The subordinated loan is between ETFS Management Company (Jersey) Limited and ETF Securities Limited, which is a related party under IAS 24. Further details in respect of the subordinated loan are disclosed in note 19.

The management fees earned from the underlying Issuers which are related parties under IAS 24 are disclosed in note 3, and summarised below:

	Management Fee Income £000s	Outstanding £000s
Year Ended 31 December 2017

ETFS Oil Securities Limited	1,533	101
ETFS Commodity Securities Limited	16,904	1,335
ETFS Metal Securities Limited	24,750	2,103
Gold Bullion Securities Limited	12,759	1,034
ETFS Foreign Exchange Limited	2,412	201
ETFS Hedged Commodity Securities Limited	1,326	148
ETFS Hedged Metal Securities Limited	1,457	155
Swiss Commodity Securities Limited	126	16
ETFS Equity Securities Limited	694	179

	61,961	5,272

Year Ended 31 December 2016

ETFS Oil Securities Limited	1,564	154
ETFS Commodity Securities Limited	14,358	1,654
ETFS Metal Securities Limited	21,669	2,097
Gold Bullion Securities Limited	11,783	1,039
ETFS Foreign Exchange Limited	2,293	389
ETFS Hedged Commodity Securities Limited	991	156
ETFS Hedged Metal Securities Limited	497	600
Swiss Commodity Securities Limited	92	18
ETFS Equity Securities Limited	705	196

	53,952	6,303

Year Ended 31 December 2015

ETFS Oil Securities Limited	1,229	92
ETFS Commodity Securities Limited	13,444	1,201
ETFS Metal Securities Limited	15,863	1,165
Gold Bullion Securities Limited	7,916	566
ETFS Foreign Exchange Limited	2,035	161
ETFS Hedged Commodity Securities Limited	478	68
ETFS Hedged Metal Securities Limited	44	90
Swiss Commodity Securities Limited	77	10
ETFS Equity Securities Limited	288	332

	41,374	3,685

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European ETC Business of ETF Securities Limited Notes to the Combined and Carve-Out Financial Statements (Continued)

21.	Related Party Disclosures (continued)

The service fees earned from the wider ETF Securities Limited group which are related parties under IAS 24 are disclosed in note 3, and summarised below:

	Service Fee Income £000s	Outstanding £000s

Year Ended 31 December 2017

Go ETF Solutions LLP	92	25
Go ETF Management Limited	2,059	1,527
ETF Securities Limited	3,540	1,305
ETF Securities (International) Limited	-	16

	5,691	2,873

Year Ended 31 December 2016

Go ETF Solutions LLP	83	83
Go ETF Management Limited	771	445
ETF Securities Limited	2,976	-
ETF Securities (International) Limited	-	37

	3,830	565

Year Ended 31 December 2015

Go ETF Solutions LLP	39	15
Go ETF Management Limited	342	184
ETF Securities Limited	5,166	318
ETF Securities (International) Limited	-	72

	5,547	589

Balances outstanding in the table above in respect of ETF Securities (International) Limited represent amounts paid by ETF Securities (UK) Limited but not attributable to ETF Securities (UK) Limited. These balances are therefore receivable back from ETF Securities (International) Limited. At 31 December 2017 £1,611 was also due to ETF Securities (International) Limited. At 31 December 2016 £4,238,913 was due to ETF Securities Limited following changes to the Services agreement being applied retrospectively through the year ended 31 December 2016.

ETF Securities Limited is the ultimate parent company of the Acquired Entities. Balances in respect the net parent investment and the movement in the net parent investment during the years ended 31 December 2017, 2016 and 2015 are presented in the Combined and Carve-Out Statement of Changes in Net Parent Investment.

22.	Events after the period

Termination of the Administration Services Deed Poll between the ETFS Management Company (Jersey)

Limited and ETFS Metal Securities Australia Limited (“MSAL”)

On 23 February 2018, ETFS Management Company (Jersey) Limited issued notice to MSAL of its intention to terminate the Administration Services Deed Poll between ETFS Management Company (Jersey) Limited and MSAL. The termination took effect on 25 March 2018, and resulted in MSAL entering into a similar relationship with ETFS Management (AUS) Limited, a related group entity. As a result of the termination of the Administration Services Deed Poll the income and expenses in respect of MSAL’s operations no longer flow through ETFS Management Company (Jersey) Limited.

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European ETC Business of ETF Securities Limited Notes to the Combined and Carve-Out Financial Statements (Continued)

22.	Events after the period (continued)

Issue of Shares and Repayment of the Subordinated Loan Facility

On 23 February 2018 ETFS Management Company (Jersey) Limited issued 50,000 ordinary shares of £40 each to ETF Securities Limited for a total consideration of £2,000,000. ETFS Management Company (Jersey) Limited used the proceeds of this share issue to repay the subordinated loan balance. Following repayment of the subordinated loan balance, ETFS Management Company (Jersey) Limited terminated the subordinated loan agreement with ETF Securities Limited.

No other significant events have occurred since the end of the reporting period up to the date of signing the Financial Statements which would impact on the financial position of the European ETC Business disclosed in these Combined and Carve-Out Financial Statements.

Change of Ownership

On 13 November 2017 WisdomTree (an exchange-traded product sponsor and asset manager), announced that it had entered into an agreement to acquire ETF Securities Limited’s European exchange-traded product business as a going concern. The change of ownership occurred on 11 April 2018, from which date WisdomTree succeeded Graham Tuckwell as the ultimate controlling party of the European ETC Business. As part of the financing of the acquisition, WisdomTree entered into a credit facility agreement with Credit Suisse AG, Cayman Islands Branch, and entities within the European ETC Business entered into guarantee agreements associated with this credit facility.

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